Exhibit 4.4

Lender Processing Services, Inc.
as Issuer
the Guarantors party hereto
and
U.S. Bank National Association, Corporate Trust Services
as Trustee

Indenture
Dated as of July 2, 2008

8.125%
Senior Notes
Due 2016

CROSS-REFERENCE TABLE

TIA Sections				Indenture Sections
§	310	(a)		7.10
		(b)		7.08
§	311			7.03
§	312			11.02
§	313			7.06
§	314	(a)		4, 4.02
		(c)		11.04
		(e)		11.05
§	315	(a)		7.01, 7.02
		(b)		7.02, 7.05
		(c)		7.01
		(d)		7.02
		(e)		6.12, 7.02
§	316	(a)		2.05, 6.02, 6.04, 6.05
		(b)		6.06, 6.07
		(c)		11.02
§	317	(a)	(1)	6.08
		(a)	(2)	6.09
		(b)		2.03
§	318			11.01

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RECITALS

3

4

5

Section 11.06. Payment Date Other Than a Business Day	98
Section 11.07. Governing Law	99
Section 11.08. No Adverse Interpretation of Other Agreements	99
Section 11.09. Successors	99
Section 11.10. Duplicate Originals	99
Section 11.11. Separability	99
Section 11.12. Table of Contents and Headings	99
Section 11.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	99

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EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

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     INDENTURE, dated as of July 2, 2008, between Lender Processing Services, Inc., a Delaware corporation, as the Company, the Guarantors party hereto and U.S. Bank National Association, Corporate Trust Services, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as Trustee.
RECITALS
     The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $375,000,000 aggregate principal amount of the Company’s 8.125% Senior Notes Due 2016, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
     In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.
     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
THIS INDENTURE WITNESSETH
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
Definitions And Incorporation By Reference
     Section 1.01. Definitions.
     “Acquired Debt” means Debt of a Person (x) existing at the time the Person merges with or into or becomes a Restricted Subsidiary or (y) assumed in connection with the acquisition of assets from such Person, in each case not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary or such acquisition of assets; provided, however, that Debt of such acquired Person or assumed in connection with such acquisition of assets that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Restricted Subsidiary of such Person or such assets are acquired shall not be Acquired Debt.
     “Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.
     “Additional Notes” means any Notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from their date of issuance.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, Fidelity National Financial, Inc. and, from and after the Spin-Off, Fidelity National Information Services, Inc. and each of their respective Subsidiaries shall not be deemed to be Affiliates of the Company or any of its Restricted Subsidiaries solely due to overlapping officers or directors.
     “Agent” means any Registrar, Paying Agent or Authenticating Agent.
     “Agent Member” means a member of, or a participant in, the Depositary.
     “Applicable Premium” means, with respect to any Notes on any Redemption Date, the greater of:
     (1) 1.0% of the principal amount of such Notes, and

     (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Notes at July 1, 2011 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such Notes through July 1, 2011, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Notes.
     “Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests (other than directors’ qualifying shares or to the extent required by applicable law) of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:
     (1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;
     (2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, including without limitation investments held pursuant to Cash Management Practices, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, surplus, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;
     (3) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof or the conversion or exchange of accounts receivable for notes receivable;
     (4) a transaction covered the provisions under Section 5.01 or any disposition constituting a Change of Control;
     (5) a Restricted Payment permitted under Section 4.07 or a Permitted Investment;
     (6) a Sale and Leaseback Transaction, provided that at least 75% of the consideration paid to the Company or the Restricted Subsidiary for such Sale and Leaseback Transaction consists of cash received at closing,
     (7) the issuance of Disqualified or Preferred Stock pursuant to Section 4.06;

     (8) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Company or any Restricted Subsidiary;
     (9) dispositions in the ordinary course of business consisting of the abandonment of intellectual property which, in the reasonable good faith determination of the Company, are not material to the conduct of the business of the Company or any Restricted Subsidiary;
     (10) dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Company or any Restricted Subsidiary;
     (11) dispositions of tangible property in the ordinary course of business as part of a like-kind exchange under Section 1031 of the Code;
     (12) the creation of Permitted Liens and dispositions in connection with Permitted Liens;
     (13) the issuance of Preferred Stock by a Guarantor that is permitted by the Indenture;
     (14) the unwinding of obligations under Hedging Agreements;
     (15) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;
     (16) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement;
     (17) any disposition of securities of an Unrestricted Subsidiaries and any disposition of a Permitted Investment (other than Equity Interests of any Restricted Subsidiary) made by the Company or any Restricted Subsidiary after the Issue Date, if such Permitted Investment was (a) received in exchange for, or purchased out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Qualified Equity Interests of the Company or (b) received in the form of, or was purchased from the proceeds of, a substantially concurrent contribution of common equity capital to the Company; provided that any such proceeds or contributions in clauses (a) or (b) shall be excluded from paragraph (3) of Section 4.07(a);

     (18) any dispositions of Securitization Assets (or a fractional undivided interest therein) in a Securitization Financing permitted under the Indenture; or
     (19) any disposition in a transaction or series of related transactions of assets with a fair market value of less than $15.0 million.
     “Attributable Debt” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.
     “Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.
     “Average Life” means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock and (y) the respective amounts of such payments by (ii) the sum of all such payments.
     “bankruptcy default” has the meaning assigned to such term in Section 6.01.
     “Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.
     “Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.
     “Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or place of payment.
     “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capital Stock” means
     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means
     (1) United States dollars, or money in other currencies received in the ordinary course of business,
     (2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,
     (3) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having a rating of at least “A-2” or “P-2” (or long-term ratings of at least “A3” or “A-”) from either S&P or Moody’s, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or the equivalent thereof),
     (4) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) domestic and eurodollar certificates of bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,
     (5) repurchase obligations with a term of not more than thirty days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,
     (6) commercial paper maturing not more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s and commercial paper maturing not more than 90 days after the creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s,
     (7) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (6) above,
     (8) fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 10% of the aggregate amount of Investments in fixed maturity securities by such Person, and
     (9) in case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.
     “Cash Management Practices” means the cash, Cash Equivalent and short-term investment management practices of the Company and its Restricted Subsidiaries as approved by the Board of Directors or chief financial officer of the Company from time to time, including any Debt of the Company and its Restricted Subsidiaries having a maturity of 92 days or less representing borrowings from any financial institution with which the Company and its Restricted Subsidiaries have a depository or other investment relationship in connection with such practices (or any Affiliate of such financial institution), which borrowings may be secured by the cash, Cash Equivalents and other short-term investments purchased by the relevant Person with the proceeds of such borrowings.
     “Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.
     “Certificated Note” means a Note in registered individual form without interest coupons.
     “Change of Control” means:
     (1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company if Capital Stock of the Company is issued in connection therewith, or the sale of all or substantially all the assets of the Company to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;
     (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;
     (3) during any period of twelve consecutive months, individuals who on the Issue Date (after giving effect to the Spin-off) constituted the Board of Directors, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office; or
     (4) the adoption of a plan relating to the liquidation or dissolution of the Company.
     “Change of Control Offer” has the meaning assigned to such term in Section 4.12.
     “Code” means the Internal Revenue Code of 1986.
     “Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.
     “Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.
     “Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items and (ii) any amounts attributable to Investments in any Joint Venture to the extent that (A) such amounts were not earned by such Joint Venture during the applicable period, (B) there exists any legal or contractual encumbrance or restriction on the ability of such Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Joint Venture held by such Person and its Subsidiaries, but only to the extent so encumbered or restricted or (C) such Person does not have the right to receive or the ability to cause to be distributed its pro rata share of all earnings of such Joint

Venture) as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall not include:
     (1) the net income (but not loss) of any non-Guarantor Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such non-Guarantor Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement; instrument; judgment, decree, order, statue, rule or governmental regulation applicable to such non-Guarantor Restricted Subsidiary;
     (2) the cumulative effect of a change in accounting principles during such period;
     (3) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Debt;
     (4) any non-cash charges resulting from mark-to-market accounting relating to Equity Interests; and
     (5) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 — Goodwill and Other Intangibles and No. 144 — Accounting for the Impairment or Disposal of Long-Lived Assets and the amortization of intangibles including arising pursuant to Statement of Financial Accounting Standards No. 141 — Business Combinations.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 1349 W. Peachtree Street, Suite 1050, Atlanta, GA 30309.
     “Credit Agreement” means the credit agreement dated on or about the Issue Date among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, together with any related documents (including any security documents and guarantee agreements), any Notes and letters of credit issued pursuant thereto and any guarantee and collateral agreements, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under one or more other credit agreements, indentures (including the Indenture governing the

Notes), financing agreements or otherwise). Without limiting the generality of the foregoing, the term “Credit Agreement” shall include any agreement (i) changing the maturity of any Debt Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
     “Credit Facilities” means one or more of (i) the Credit Agreement, and (ii) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for one or more revolving credit loans, term loans, any Securitization Financing, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivables in favor of such institutions), letters of credit or other Debt, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any Notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures (including the Indenture governing the Notes), financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Debt Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Debt Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
     “Debt” means, with respect to any Person at any date of determination, without duplication,
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments , excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 20 Business Days;
     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;
     (5) all obligations of such Person as lessee under Capital Leases;
     (6) indebtedness or similar financing obligations of such Person under any Securitization Financing;
     (7) the principal component of all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed by such Person;
     (8) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and
     (9) all obligations of such Person under Hedging Agreements.
The amount of Debt of any Person will be deemed to be:
     (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;
     (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;
     (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
     (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and
     (E) otherwise, the outstanding principal amount thereof together with any interest thereon that is more than 30 days past due.
The accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Debt, and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Debt for purposes of Section 4.06 provided that such accruals, accretion or payment will constitute Fixed Charges.

     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means the depositary of each Global Note, which will initially be DTC.
     “Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are
     (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or
     (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary);
provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions
     (A) are no more favorable to the holders than Section 4.12 and Section 4.13, and
     (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by the Indenture.
     “Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.
     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “DTC Legend” means the legend set forth in Exhibit D.
     “Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.
     “EBITDA” means, for any period, the sum of:
     (1) Consolidated Net Income, plus
     (2) Fixed Charges, to the extent deducted in calculating Consolidated Net Income, including letter of credit fees, plus

     (3) to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP:
     (A) income, franchise and similar taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales, extinguishment of Debt or extraordinary gains or losses; and
     (B) depreciation, amortization (including amortization of financing costs, intangibles, goodwill and organization costs) and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income;
provided that, with respect to any Restricted Subsidiary, the items set forth in (A) and (B) above will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income, plus
     (4) net after-tax losses attributable to Asset Sales outside the ordinary course of business, to the extent reducing Consolidated Net Income, plus
     (5) non-recurring charges so long as such charges do not exceed $10.0 million during any fiscal year, plus
     (6) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption, plus
     (7) to the extent actually reimbursed, expenses Incurred to the extent covered by indemnification provisions in any agreement in connection with an Investment, plus
     (8) cash expenses Incurred in connection with the Spin-Off or any Investment permitted under Section 4.07, the issuance and sale of Qualified Equity Interests or the issuance or refinancing of Debt (in each case, whether or not consummated), minus
     (9) an amount which, in the determination of Consolidated Net Income, has been included for (i) (A) non-cash gains (other than with respect to cash actually received) and (B) all extraordinary gains, and (ii) any gains realized upon an Asset Sale of property outside of the ordinary course of business, plus/minus
     (10) unrealized losses/gains in respect of Swap Contracts.

     “Equity Interests” means all Capital Stock and all warrants, profits, interests, equity appreciation rights or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.
     “Equity Offering” means (i) an underwritten primary public offering, after the Issue Date, of Qualified Stock of the Company pursuant to an effective registration statement under the Securities Act other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees or (ii) a sale of Capital Stock of any Person proceeds of which are contributed to the equity capital of the Company or any of Restricted Subsidiary.
     “Event of Default” has the meaning assigned to such term in Section 6.01.
     “Excess Proceeds” has the meaning assigned to such term in Section 4.13.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exchange Companies” means Investment Property Exchange Services, Inc. and any other Restricted Subsidiaries that are engaged in like-kind-exchange operations.
     “Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).
     “Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.
     “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.
     “FIS” means Fidelity National Information Services, Inc.
     “Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of
     (x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

     (y) the aggregate Fixed Charges during such reference period.
     In making the foregoing calculation the following adjustments shall be made:
     (1) Incurrence of Debt: If the Company or any Restricted Subsidiary has Incurred any Debt since the beginning of the reference period that remains outstanding on the transaction date or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an Incurrence of Debt, EBITDA and Interest Expense for the reference period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of the reference period (except that in making such computation, the amount of Debt under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of the reference period; or
     (2) Discharge of Debt. If the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on the transaction date or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio involves a discharge of Debt (in each case other than Debt Incurred under any revolving credit facility unless such Debt has been permanently repaid and the related commitment terminated), EBITDA and Interest Expense for the reference period will be calculated after giving effect on a pro forma basis to such repayment, repurchase, defeasance or other discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of the reference period;
     (3) Sales. If since the beginning of the reference period the Company or any Restricted Subsidiary will have made any Asset Sale or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is such an Asset Sale:
     (a) the EBITDA for the reference period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such disposition for the reference period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the reference period; and
     (b) Interest Expense for the reference period will be reduced by an amount equal to the Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged (including, but not limited to, through the assumption of such Debt by another Person if the Company and its Restricted Subsidiaries are no longer liable for such Debt after the assumption thereof) with respect to the Company and its continuing Restricted Subsidiaries in connection with such disposition for the reference period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Interest Expense for the reference period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);
     (4) Purchases. If since the beginning of the reference period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, EBITDA (plus adjustments which will only include annualized cost savings achievable within one year and which shall be itemized in an Officer’s Certificate delivered to the Trustee by the chief financial officer of the Company) and Interest Expense for the reference period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of the reference period; and
     (5) Adjustments for Acquired Person. If since the beginning of the reference period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the reference period) will have Incurred any Debt or discharged any Debt, made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the reference period, EBITDA and Interest Expense for the reference period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of the reference period.

     For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the transaction date had been the applicable rate for the entire reference period (taking into account any Hedging Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of the Company or any Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by the Company or such Restricted Subsidiary.
     “Fixed Charges” means, for any period, the sum (without duplication) of
     (1) Interest Expense for such period; and
     (2) the product of
     (x) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company’s Qualified Stock or paid to the Company or to a Restricted Subsidiary, and
     (y) a fraction (expressed as a decimal), the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to the Company and its Restricted Subsidiaries.
     “Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.
     “Global Note” means a Note in registered global form without interest coupons.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition of assets or any Asset Sale permitted by the Indenture. The term “Guarantee” used as a verb has a corresponding meaning.
     “Guarantor” means (i) each Domestic Restricted Subsidiary of the Company that Guarantees Debt under the Credit Agreement on the Issue Date and (ii) each Domestic Restricted Subsidiary that executes a supplemental Indenture in the form of Exhibit B to the Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Section 5.02, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.
     “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates, or (iii) any Swap Contract.
     “Holder” or “Noteholder” means the registered holder of any Note.
     “Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.13.
     “Indenture” means this indenture, as amended or supplemented from time to time.
     “Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

     “Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Purchasers” means the initial purchasers party to the Purchase Agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.
     “Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.
     “interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.
     “Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount costs but excluding amortization of deferred financing charges, (iii) capitalized interest (but excluding interest accruing with respect to tax liabilities (whether or not contingent)), (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs associated with Hedging Agreements, and (vii) any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Restricted Subsidiaries, as determined on a consolidated basis and in accordance with GAAP; provided that, notwithstanding the foregoing, Interest Expense shall not include (i) fees and expenses associated with the consummation of the Spin-Off (ii) annual agency fees paid to the administrative agent under the Credit Agreement and (iii) fees and expenses associated with any Permitted Investment, issuance of Equity Interests or issuance of Debt (whether or not consummated).
     “Interest Payment Date” means each January 1 and July 1 of each year, commencing January 1, 2009.
     “Investment” means
     (1) any direct or indirect advance, loan or other extension of credit to another Person,
     (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,
     (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person,

including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or
     (4) any Guarantee of any obligation of another Person.
     If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.15, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time. For all purposes of the Indenture, the amount of any Investment shall be the amount actually invested on the date of such Investment, without any adjustment for subsequent increases or decreases in the value of such Investment.
     “Investment Grade Rating” means BBB- or higher by S&P or Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s, or of another Rating Agency.
     “Issue Date” means the date on which the Initial Notes are originally issued under the Indenture.
     “Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Company or any of its Subsidiaries, (b) any other Person designated by the Company in writing to the Trustee (which designation shall be irrevocable) as a “Joint Venture” for purposes of the Indenture and at least 50% but less than 100% of whose Equity Interests are directly owned by the Company or any of its Subsidiaries, and (c) any Person in whom the Company or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).
     “Material Subsidiary” means each Restricted Subsidiary other than Restricted Subsidiaries that, as of any date of determination, individually or collectively, for the four fiscal quarter period ended most recently prior to such date of determination did not generate more than 10% of the EBITDA of the Company and its Restricted Subsidiaries and, at the date of determination, did not have assets constituting more than 5% of the Total Assets of the Company and its Restricted Subsidiaries on a consolidated basis.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.

     “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of
     (1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants, underwriters and investment bankers;
     (2) provisions for taxes as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries;
     (3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and
     (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.
     “Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.
     “Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.
     “Notes” has the meaning assigned to such term in the Recitals.
     “Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the Indenture.
     “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees and other amounts payable and liabilities with respect to such Debt pursuant to its terms, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
     “Offer to Purchase” has the meaning assigned to such term in Section 3.04.
     “Offering Memorandum” means the confidential offering memorandum, dated June 18, 2008, relating to the sale of the Initial Notes.
     “Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company. Officer of a Guarantor has a correlative meaning.
     “Officers’ Certificate” means a certificate signed in the name of the Company or any Guarantor, as the case may be, (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.
     “Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.
     “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or any Guarantor, satisfactory to the Trustee.
     “Original Notes” means the Initial Notes or the Initial Additional Notes, as the case may be, and any Exchange Notes issued in exchange therefor.
     “Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.
     “Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.
     “Permitted Bank Debt” has the meaning assigned to such term in Section 4.06.
     “Permitted Debt” has the meaning assigned to such term in Section 4.06.

     “Permitted Business” means any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto or extension, expansions or developments thereof; and any other business approved from time to time by the Board of Directors.
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (2) any Investment in cash or Cash Equivalents;
     (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment,
     (A) such Person becomes a Restricted Subsidiary of the Company, provided that such Person is primarily engaged in a Permitted Business, or
     (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary, provided that such Person is primarily engaged in a Permitted Business;
     (4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.13 or in any other disposition of assets not constituting an Asset Sale pursuant to the exceptions in the definition thereof (except pursuant to clause (5) in such definition);
     (5) any Investment acquired solely in exchange for Qualified Stock of the Company;
     (6) Hedging Agreements otherwise permitted under the Indenture;
     (7) (i) Investments consisting of extensions of credit in the nature of accounts receivable or Notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business,(ii) endorsements of negotiable instruments and documents for collection or deposit in the ordinary course of business, and (iii) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or other disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
     (8) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, directors, officers, members of management, employees and consultants; in each case in the ordinary course of business, not in excess of $10.0 million outstanding at any time;
     (9) extensions of credit to customers and suppliers in the ordinary course of business;
     (10) Investments existing or contemplated on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except as otherwise permitted under Section 4.07;
     (11) Guarantees by the Company or any Restricted Subsidiary of leases (other than a Capital Lease) entered into in the ordinary course of business;
     (12) Investments in any Notes (including any Additional Notes or Exchange Notes) issued under the Indenture;
     (13) Guarantees by the Company or any of its Restricted Subsidiaries of Debt otherwise permitted to be Incurred by the Company or any of its Restricted Subsidiaries under the Indenture;
     (14) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;
     (15) any pledges or deposits permitted under the definition of “Permitted Liens”;
     (16) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of clauses (4), (7), (8) or (9) of paragraph (b) of Section 4.14;
     (17) any Investment that replaces, refinances or refunds an existing Investment (other than an Investment under clauses (1), (2), (3), (7), (8), (9), (12), (14), or (15) above or (18), (19) or (20) below); provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;
     (18) in addition to Investments listed above, Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $125.0 million (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause);
     (19) any Investment in a Securitization Vehicle or any Investment by a Securitization Vehicle in any other Person in connection with a Securitization Financing permitted by the Indenture, including Investments of funds held in accounts permitted or required by the arrangements governing the Securitization Financing or any related Debt; provided that any Investment in a Securitization Vehicle is in the form of a purchase money Note, contribution of additional Securitization Assets or equity investments; and
     (20) Investments of funds held by the Exchange Companies for the benefit of their customers in connection with their like-kind-exchange operations.
     If any Investment pursuant to clause (18) above is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and not clause (18) above for so long as such Person continues to be a Restricted Subsidiary.
     “Permitted Liens” means
     (1) Liens existing on the Issue Date (other than Liens referred to in clause (3) below) and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (a) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Debt permitted under Section 4.06, and (b) improvements, accessions, dividends, distributions, proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the Obligations secured or benefited by such Liens (if such Obligations constitute Debt) is permitted under Section 4.06;
     (2) Liens securing the Notes (other than any Additional Notes) or any Note Guaranties;
     (3) Liens securing Obligations under or with respect to Permitted Bank Debt and Obligations with respect thereto and securing any Guarantees of such Obligations;

     (4) (i) Liens Incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) Liens Incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies;
     (5) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, (i) no action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;
     (6) Liens for taxes, assessments or governmental charges which (x) are not overdue for a period of more than 60 days, (y) if more than 60 days overdue, which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (z) the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;
     (7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;
     (8) Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Debt for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) Incurred in the ordinary course of business;
     (9) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries;

     (10) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;
     (11) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt (other than Debt described in paragraph (7) of the definition of “Debt”), (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Company or any Restricted Subsidiary and (iii) relating to purchase orders and other similar agreements entered into in the ordinary course of business;
     (12) Liens securing judgments for the payment of money not constituting an Event of Default;
     (13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (14) Liens in favor of the Company or any Restricted Subsidiary securing Debt permitted under Section 4.06 or other obligations;
     (15) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business, or (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (16) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable Law) regarding leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business (and Liens consisting of the interests or title of the respective lessors thereunder);
     (17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business not prohibited by the Indenture;
     (18) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) in the case of Liens securing purchase money Debt or Capital Leases, (a) such Liens (except for refinancings thereof) attach concurrently with or within 365 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (b) such Lien does not extend to or cover any other assets or property (other than the improvements, accessions, dividends, distributions, proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement to pledge after-acquired property shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) (ii) in the case of Liens securing Debt other than purchase money Debt or Capital Leases, (a) such Liens do not extend to the property of any Person other than the Person acquired or formed to make such acquisition and the subsidiaries of such Person and (b) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (iii) the Debt secured thereby (or, as applicable, any modifications, replacements, refinancings, renewals or extensions thereof) is permitted under paragraph (b)(7) or (b)(9) under Section 4.06 or under Section 4.09;
     (19) Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired under paragraph (3) of the definition of “Permitted Investment” to be applied against the purchase price for such Investment, and (B) consisting of an agreement to dispose of any property in a disposition permitted under Section 4.13 and (ii) on cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted under the Indenture;
     (20) Liens securing Hedging Agreements so long as such Hedging Agreements relate to other Debt that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Agreements;
     (21) Liens on property of any Foreign Restricted Subsidiary securing Debt of such Foreign Restricted Subsidiary to the extent permitted to be Incurred under Section 4.06;
     (22) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary;
     (23) extensions, renewals, refundings or replacements (in each case, in whole or in part) of any Liens referred to in clauses (1), (2) or (18) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property (plus improvements, accessions, proceeds or dividend or distributions in respect thereof) and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased;
     (24) Liens arising in connection with Cash Management Practices;
     (25) Liens securing Specified Non-Recourse Indebtedness; and
     (26) other Liens securing obligations in an aggregate amount not exceeding $50 million.
     “Permitted Payment” has the meaning assigned to such term in Section 4.07.
     “Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.
     “Person” means an individual, a corporation, a partnership, a limited liability company, joint venture, joint stock company, an association, unincorporated organization, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.
     “principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt).
     “Purchase Agreement” means the Purchase Agreement dated as of June 18, 2008 among the Company, the Guarantors, the Selling Noteholders and the Initial Purchasers.
     “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
     “Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.
     “Rating Agency” means (i) S&P, (ii) Moody’s or (iii) if neither S&P or Moody’s is rating the Notes, another recognized rating agency, selected by the Company.

     “Redemption Date” has the meaning assigned to such term in Section 3.01.
     “refinance” has the meaning assigned to such term in Section 4.06.
     “Register” has the meaning assigned to such term in Section 2.09.
     “Registrar” means a Person engaged to maintain the Register.
     “Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the June 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.
     “Restricted Legend” means the legend set forth in Exhibit C.
     “Restricted Payment” has the meaning assigned to such term in Section 4.07.
     “Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “Rule 144A” means Rule 144A under the Securities Act.
     “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.
     “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933.
     “Securitization Assets” means any accounts receivable, royalty or revenue streams, other financial assets, proceeds and books, records and other related assets incidental to the foregoing subject to a Securitization Financing.
     “Securitization Financing” means Debt Incurred in connection with a receivables securitization transaction involving the Company or any of its Restricted Subsidiaries and a Securitization Vehicle; provided that (i) such Debt when Incurred shall not exceed 100% of the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, (ii) such Debt is created and any Lien attaches to such property concurrently with or within forty-five (45) days of the acquisition thereof, and (iii) such Lien does not at any time encumber any property other than the property financed by such Debt.
     “Securitization Vehicle” means one or more special purpose vehicles that are, directly or indirectly, wholly-owned Subsidiaries of the Company and are Persons organized for the limited purpose of entering into a Securitization Financing by purchasing, or receiving by way of capital contributions, sale or other transfer, assets from the Company and its Subsidiaries and obtaining financing for such assets from third parties, and whose structure is designed to insulate such vehicle from the credit risk of the Company.
     “Selling Noteholders” means J.P. Morgan Securities Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, as selling noteholders of the Initial Certificated Notes under the Purchase Agreement
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.
     “Spin-Off” means the contribution of FIS’ lender processing services operations to the Company and the entry into the Credit Agreement and the borrowings (including issuances of letters of credit) thereunder on the Issue Date each as described in this offering memorandum under “The transactions.”

     “Spin-Off Agreements” mean (a) the Contribution and Distribution Agreement between the Company and FIS, any other contribution and separation agreements and any other documents relating to the contribution or the Spin-Off (including as to the allocation of liabilities), (b) the documentation relating to the establishment of the Company, (c) the Exchange Agreement among FIS, the lenders party thereto and the Company, (d) the Credit Agreement and (e) all other agreements, instruments and documents relating to the Spin-Off, in each case as in effect on the Issue Date.
     “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
     “Subordinated Debt” means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master

Agreement, or any other master agreement or related schedules, including any such obligations or liabilities arising therefrom.
     “Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.
     “Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.
     “Total Assets” means, at any time with respect to any Person, the total assets appearing on the most recently prepared consolidated balance sheet of such Person as of the end of the most recent fiscal quarter of such Person for which such balance sheet is available, prepared in accordance with GAAP.
     “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 1, 2011; provided that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.
     “Trust Indenture Act” means the Trust Indenture Act of 1939.
     “U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.
     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be (at any relevant time of determination), an Unrestricted Subsidiary in accordance with Section 4.15.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     “Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).
     Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,
     (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (2) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;
     (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;
     (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and
     (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.
ARTICLE 2
The Notes
     Section 2.01. Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.
(b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

     (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.
     (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.
     (4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).
     (5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.
     (6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.
(c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144(d) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or
     (2) after an Initial Note or any Initial Additional Note is
     (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.
     (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

     (e) The Notes issued on the date of this Indenture shall initially be issued in the form of one or more Certificated Notes (the “Initial Certificated Notes”).
     Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.
     (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.
     (c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver
     (i) Initial Notes for original issue in the aggregate principal amount not to exceed $375,000,000,
     (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and
     (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:
     (1) Receipt by the Trustee of an Officers’ Certificate specifying
     (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,
     (B) whether the Notes are to be Initial Notes or, Additional Notes or Exchange Notes,
     (C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,
     (D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and
     (E) other information the Company may determine to include or the Trustee may reasonably request.

     (2) In the case of Exchange Notes, receipt by the Trustee of an Officers’ Certificate regarding the effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder. Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.
     Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.
     (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.
     Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.
     Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

     (1) Notes cancelled by the Trustee or delivered to it for cancellation;
     (2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and
     (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.
     (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee actually knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.
     Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.
     Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company received prior to any such cancellation. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
     Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.
     Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.
     (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
     (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.09 and Section 2.10.
     (3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
     (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.
     (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.
     (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. Notwithstanding the foregoing, transfers of the Initial Certificated Notes to the Selling Noteholders by FIS, and to the Initial Purchasers by the Selling Noteholders on the date of this Indenture and exchanges of the Initial Certificated Notes by the Initial Purchasers on the date of this Indenture for beneficial interests in one or more Global Notes shall not require the delivery of any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

     (x) no transfer or exchange will be effective until it is registered in such register, and
     (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of seven days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.
     From time to time the Company will execute and deliver to the Trustee and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.
     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).
     (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y)

deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
     (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
     (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)

A	B	C
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)
     (1) No certification is required.
     (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. Notwithstanding the foregoing, exchanges of the Initial Certificated Notes by the Initial Purchasers on the date of this Indenture for beneficial interests in one or more Global Notes shall not require the delivery of the certificate referred to in the immediately preceding sentence.
     (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend. Notwithstanding the foregoing, transfers of the Initial Certificated Notes to the Selling Noteholders by FIS or to the Initial Purchasers on the date of this Indenture shall not require the delivery of the certificate and/or Opinion of Counsel referred to in the immediately preceding sentence.
     (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate. Notwithstanding the foregoing, exchanges of the Initial

Certificated Notes by the Initial Purchasers on the date of this Indenture for beneficial interests in one or more Global Notes shall not require the delivery of the certificate referred to in the immediately preceding sentence.
     (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
     (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)
     (1) after such Note is eligible for resale pursuant to Rule 144(d) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or
     (2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.
     Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.
     (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

     Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.
     (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
     (c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
     (d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.
ARTICLE 3
Redemption; Offer to Purchase
     Section 3.01. Optional Redemption. (a) At any time prior to July 1, 2011, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to, the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

     (b) At any time and from time to time on or after July 1, 2011, the Company may on one or more occasions redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest on the Notes redeemed to the Redemption Date, if redeemed during the twelve-month period beginning on July 1, of the years indicated below, subject to the rights of Noteholders on the relevant Record Date to receive interest on the relevant Interest Payment Date.

Year	Percentage

2011	106.094%
2012	104.063%
2013	102.031%
2014 and thereafter	100.000%
     Section 3.02. Redemption with Proceeds of Equity Offering. At any time and from time to time prior to July 1, 2011, the Company may redeem Notes with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 108.125% of the principal amount plus accrued and unpaid interest to the Redemption Date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes, including Additional Notes, provided that
     (1) in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and
     (2) not less than 65% of the original aggregate principal amount of the Notes issued (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately thereafter.
     Section 3.03. Method and Effect of Redemption. (a) Any redemption pursuant to Section 3.01 or Section 3.02 may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent including, without limitation, the occurrence of a Change of Control. Any notice of any redemption pursuant to Section 3.02 may be given prior to the completion of the related Equity Offering. If the Company elects to redeem Notes, it must notify the Trustee of the Redemption Date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 60 days before the Redemption Date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption.

Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the Redemption Date.
     (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:
     (1) the Redemption Date;
     (2) the redemption price (or the formula by which the redemption price will be determined), including the portion thereof representing any accrued interest;
     (3) the place or places where Notes are to be surrendered for redemption;
     (4) Notes called for redemption must be so surrendered in order to collect the redemption price;
     (5) on the Redemption Date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the Redemption Date;
     (6) if any Note is redeemed in part, on and after the Redemption Date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and
     (7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the Redemption Date subject to the terms of each notice of redemption, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the Redemption Date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.
     Section 3.04. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The

Company will notify the Trustee at least 10 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
     (b) The offer must include or state the following as to the terms of the Offer to Purchase:
     (1) the provision of the Indenture pursuant to which the Offer to Purchase is being made;
     (2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the “purchase amount”);
     (3) the purchase price, including the portion thereof representing accrued interest;
     (4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;
     (5) to the extent not already included in the reports filed by the Company under the Exchange Act, information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include
     (A) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company,
     (B) a description of material developments in the Company’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase), and
     (C) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase;
     (6) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

     (7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;
     (8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);
     (9) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;
     (10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;
     (11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;
     (12) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;
     (13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and
     (14) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.
     (d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.
ARTICLE 4
Covenants
     Section 4.01. Payment Of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.
     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
     (c) The Company agrees to pay interest on overdue principal, and overdue installments of interest at the rate per annum specified in the Notes.
     (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will, in its sole discretion, make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or by mailing a check to each Holder’s registered address.

     (e) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if (i) the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, (ii) the absence of such maintenance or preservation would not reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole or (iii) the Board of Directors of the Company determines in its sole discretion that such maintenance or preservation is not necessary for any reason.; and provided further that this Section shall not prohibit any transaction otherwise permitted by Section 4.13 or Article 5.
     Section 4.04. Payment of Taxes and other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.
     Section 4.05. Maintenance of Properties. (a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly conducted at all times; provided that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.
     Section 4.06. Limitation on Debt and Disqualified or Preferred Stock. (a) The Company
     (1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and
     (2) (x) will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock, and (y) will not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);
provided that the Company or any Guarantor may Incur Debt and the Company or any Guarantor may Incur Disqualified Stock and any Guarantor may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2:1.
     (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):
     (1) Debt (“Permitted Bank Debt”) of the Company or any Guarantor pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed $1.5 billion, less any amount of such Debt permanently repaid as provided under Section 4.13, and Guarantees of such Debt by the Company or any Restricted Subsidiary (provided that such Restricted Subsidiary concurrently Guarantees the Notes)

     (2) Debt of the Company owning to any Restricted Subsidiary or Debt of any Restricted Subsidiary owing to the Company or any other Restricted Subsidiary, in each case for so long as such Debt continues to be owed to the Company or a Restricted Subsidiary, as the case may be and which, if (x) the obligor is the Company, such Debt is subordinated in right of payment to the Notes and (y) the obligor is a Guarantor and the Company or a Guarantor is not the obligee, such Debt is subordinated in right of payment to the Note Guaranty of such Guarantor;
     (3) Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guaranty of the Notes (including Additional Notes);
     (4) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance or discharge (all of the above, for purposes of this clause, “refinance”) Debt then outstanding on the date of the Indenture or Incurred thereafter in compliance with the Indenture (including, subject to the limits below, (x) Debt of the Company that refinances Debt of any Restricted Subsidiary, (y) Debt of any Restricted Subsidiary that refinances Debt of another Restricted Subsidiary or the Company and (z) Debt that refinances Permitted Refinancing Debt) in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that
     (A) in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes
     (B) (a) if the Stated Maturity of the Debt being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being refinanced or (b) if the Stated Maturity of the Debt being refinanced is later than the Stated Maturity of the Notes, the Refinancing Debt has a Stated Maturity after the Stated Maturity of the Notes,
     (C) the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

     (D) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor, and
     (E) Debt Incurred pursuant to clauses (1), (2), (5), (6), (10), (11), (12), (13), (14), (15) (16) and (17) may not be refinanced pursuant to this clause;
     (5) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business (including the Debt) of the Company and its Restricted Subsidiaries and not for speculation;
     (6) Debt of the Company or any Restricted Subsidiary with respect to (A) letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds or (B) indemnification, adjustment of purchase price or similar obligations Incurred in connection with the acquisition or disposition of any business or assets;
     (7) Acquired Debt, provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio test set forth in paragraph (a) of this Section 4.06;
     (8) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (and, for the purposes of clause (4) (E), not otherwise constituting Permitted Debt);
     (9) Debt of the Company or any Restricted Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than one year after the date of purchase or completion of construction or improvement of property or assets or the acquisition of the Capital Stock of any Person that owns such property or assets for the purpose of financing or refinancing all or any part of the purchase price, leasing cost or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (a) $50.0 million less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;
     (10) Debt of (x) the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Guarantor or (y) any Non-Guarantor Restricted Subsidiary consisting of Guarantees of Debt of another Non-Guarantor Restricted Subsidiary, in each case Incurred under any other clause (including, without limitation, paragraph (a)) of this Section 4.06;
     (11) Debt Incurred by the Company or any Restricted Subsidiary representing deferred compensation to employees of the Company or a Restricted Subsidiary Incurred (x) in the ordinary course of business or (y) in connection with any acquisition permitted by the Indenture;
     (12) Debt consisting of promissory Notes issued by the Company or any Restricted Subsidiary to future, present or former directors, officers, members of management, employees or consultants of the Company or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company permitted by Section 4.07;
     (13) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished within five business days of Incurrence;
     (14) Debt of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to Credit Facilities that is Incurred under clause (b)(1) of this Section 4.06, in a principal amount not in excess of the stated amount of such letter of credit;
     (15) Debt Consisting of the financing of insurance premiums in the ordinary course of business;
     (16) Debt in respect of Cash Management Practices;
     (17) Debt Incurred in the ordinary course of business by the Exchange Companies in connection with “1031 exchange” transactions under Section 1031 of the Code (or regulations promulgated thereunder, including Revenue Procedure 2000-37) that is limited in recourse to the properties (real or personal) which are the subject of such “1031 exchange” transactions (collectively, the “Specified Non-Recourse Indebtedness”); and
     (18) Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding, including any Permitted Refinancing Debt in respect thereof, not to exceed $50.0 million.
     (c) For purposes of determining compliance with this Section 4.06 in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) under clause (b) of this Section 4.06 or is entitled to be Incurred pursuant to under clause (a) of this Section 4.06, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Debt in any manner that complies with this Section 4.06 and may include the amount and type of such Debt in one or more of such clauses (including in part under one such clause and in part under another such clause) and only be required to include the amount and type of such Debt in one of such clauses; provided that all Debt under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (1) under clause (b) of this Section 4.06 and the Company shall not be permitted to reclassify all or any portion of such Debt under the Credit Agreement outstanding on the Issue Date.
     (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this Section 4.06, the maximum amount of Debt that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Debt is denominated that is in effect on the date of such refinancing.
     (e) Notwithstanding anything contained herein, neither the Company nor any Guarantor may Incur any Debt that is subordinate in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinate in right of payment to the Notes or the relevant Note Guaranty on substantially identical terms. (1) Unsecured Debt will not be treated as subordinated or junior to secured Debt merely because it is unsecured and (2) senior Debt will not be treated as subordinated or junior to any other senior Debt merely because it has a junior priority with respect to the same collateral or by virtue of the fact that the holders of such senior Debt have entered into intercreditor or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

     Section 4.07. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):
     (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;
     (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;
     (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest or principal at Stated Maturity (other than (x) Debt of the Company owing to and held by any Guarantor or Debt of a Guarantor owing to and held by the Company or any other Guarantor permitted under Section 4.06(b)(2) or (y) a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement); or
     (iv) make any Investment other than a Permitted Investment;
unless, at the time of, and after giving effect to, the proposed Restricted Payment:
     (1) no Default has occurred and is continuing,
     (2) the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio test set forth in paragraph (a) of Section 4.06, and
     (3) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of
     (A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on July 1, 2008 and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available, plus
     (B) subject to paragraph (c), the aggregate net cash proceeds and the fair value (as determined in good faith by the Board of Directors) of property or assets received (x) by the Company as capital contributions to the Company (other than from a Subsidiary) after the Issue Date or (y) by the Company (other than from a Subsidiary) after the Issue Date from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted or exchanged into Qualified Equity Interests of the Company, plus
     (C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:
     (x) the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this paragraph (a) as a result of dividends, distributions, cancellation of indebtedness for borrowed money owed by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus
     (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a), plus
     (D) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in

Consolidated Net Income), not to exceed the amount of such Investment so made.
     The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.
     (b) The foregoing will not prohibit any of the following (each, a “Permitted Payment”):
     (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a) of this Section 4.07;
     (2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;
     (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;
     (4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or a substantially concurrent capital contribution to the Company;
     (5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt (x) of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Company or a substantially concurrent capital contribution to the Company or (y) constituting Acquired Debt that is repaid, redeemed, repurchased, defeased, acquired or retired in accordance with the proviso in the definition of “Acquired Debt”;
     (6) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company or a substantially concurrent capital contribution to the Company;
     (7) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former officers, directors, employees, members of management or consultants (or their heirs, family members, spouses, former spouses or their estates or other beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any calendar year after the Issue Date does not exceed an aggregate amount of $10.0 million;
     (8) the declaration and payment of cash dividends on any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary Incurred after the Issue Date in compliance with Section 4.06;
     (9) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.12 or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than Section 4.13, provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all Notes issued under the Indenture that were validly tendered for payment in connection with the offer to purchase;
     (10) repurchases of Qualified Equity Interests deemed to occur upon exercise of stock options or warrants if such Qualified Equity Interests represent a portion of the exercise price of such options or warrants;
     (11) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Qualified Equity Interests of the Company and the Restricted Subsidiaries;
     (12) Restricted Payments made in connection with the Spin-Off or pursuant to the terms of any Spin-Off Agreement as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect in the agreement being amended, modified or replaced;
     (13) repurchases by the Company or any Restricted Subsidiary of Equity Interests or other ownership interests that were not theretofore owned by the Company or a Subsidiary of the Company in any Restricted Subsidiary;
     (14) any Restricted Payments of the type described in either paragraph (a)(i) or (a)(ii) of this Section 4.07 in an aggregate amount made under this clause (14) in any calendar year not to exceed $40.0 million; and
     (15) any other Restricted Payment, which together with all other Restricted Payments made pursuant to this clause (15) on or after the Issue Date, does not exceed $20.0 million (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause);
provided that, in the case of clauses (6), (7), (8) and (14) no Default has occurred and is continuing or would occur as a result thereof.
     (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) or (6) of paragraph (b). Restricted Payments permitted pursuant to clause (3), (4), (5), (6), (8), (12), (13) or (14) will not be included in making the calculations under clause (3) of paragraph (a).
     Section 4.08. Limitation on Liens. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Note Guaranty of such Restricted Subsidiary, are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured.
     (b) Any such Lien shall be automatically and unconditionally released and discharged in all respects upon (i) the release and discharge of the other Lien to which it relates (except a release and discharge upon payment of the obligation secured by such Lien during the pendency of any Default or Event of Default under the Indenture, in which case such Liens shall only be discharged and released upon payment of the Notes or cessation of such Default or Event of Default), (ii) in the case of any such Lien in favor of any such Note Guaranty, upon the termination and discharge of such Note Guaranty in accordance with the terms of the Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by Section 5.01) in compliance with the Indenture to any Person (not an Affiliate of the Company) of the property or assets secured by such initial Lien, or of all of the Capital Stock held by the Company or any Restricted

Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such initial Lien).
     Section 4.09. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless the Company or the Restricted Subsidiary would be entitled to
     (A) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.06, and
     (B) create a Lien on such property or asset securing such Attributable Debt pursuant to Section 4.08, in which case, the corresponding Debt and Lien will be deemed Incurred pursuant to those provisions.
     Section 4.10. Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to
     (1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
     (2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary,
     (3) make loans or advances to the Company or any other Restricted Subsidiary, or
     (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.
     (b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions
     (1) existing on the Issue Date in the Credit Agreement, the Indenture or any other agreements or instruments in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
     (2) existing under or by reason of applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses;
     (3) existing (including, without limitation, as part of the terms of any Acquired Debt)
     (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or
     (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event, and any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
     (4) (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Debt of a Restricted Subsidiary (permitted by the Indenture) to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to purchase money obligations or Capital Lease obligations (permitted by the Indenture) that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements, including, without limitation, any joint venture agreements, and instruments entered into in the ordinary course of business (including but not limited to leases, sale and leaseback agreements, asset sale agreements and joint venture and other similar agreements entered into in the ordinary course of business), or (H) pursuant to customary provisions in Hedging Agreements, permitted by the Indenture;
     (5) with respect to a Restricted Subsidiary (or any of its property or assets) and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 4.13;
     (6) contained in the terms governing any Permitted Refinancing Debt if (as determined in good faith by the Board of Directors) the encumbrances or restrictions are, taken as a whole, no less favorable in any material respect to the Noteholders than those contained in the agreements governing the Debt being refinanced;
     (7) any customary encumbrances or restrictions contained in (i) any Credit Facilities extended to any Foreign Subsidiary of the Company permitted to be Incurred under the Indenture or (ii) Debt, Preferred Stock or Disqualified Stock permitted to be Incurred under the Indenture; provided that the Board of Directors determines in good faith that such restrictions will not have a material adverse effect on the Company’s ability to pay principal and interest on the Notes;
     (8) any customary restrictions imposed in connection with a Securitization Financing; or
     (9) required pursuant to the Indenture.
     Section 4.11. Guaranties by Restricted Subsidiaries. If any Domestic Restricted Subsidiary Guarantees any Debt under the Credit Agreement after the date of the Indenture, the Restricted Subsidiary must provide a Note Guaranty, and, if the Guaranteed Debt is Subordinated Debt, the Guarantee of such Guaranteed Debt must be subordinated in right of payment to the Note Guaranty to at least the extent that the Guaranteed Debt is subordinated to the Notes.
     A Restricted Subsidiary required to provide a Note Guaranty shall execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

     Section 4.12. Repurchase of Notes Upon a Change of Control. (a) Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase (a “Change of Control Offer”) all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this Section 4.12 in the event that it has exercised its right to redeem all of the Notes as described in Section 3.01 as set forth in paragraph (b) below.
     (b) The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (ii) notice of redemption has been given pursuant to the Indenture as described in Section 3.01, unless and until there is a default of the applicable redemption price.
     Section 4.13. Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:
     (1) The Asset Sale is for fair market value, as determined in good faith by the Board of Directors.
     (2) At least 75% of the consideration consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the Company to cash, to the extent of the cash actually so received, shall be considered cash received at closing.)
     (3) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used
       (A) to permanently repay secured Debt (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary,
       (B) to (i) reduce the Obligations under the Notes as provided under Section 3.01, (ii) to repurchase, acquire, redeem, defease, discharge or retire in any manner the Notes through open market purchases (provided that the purchase price is at least 100% of the principal amount plus accrued interest), (iii) to reduce Obligations under the Notes and any Obligations under any Debt ranking pari passu in right of payment with the Notes (“pari passu Debt”) by making an Offer to Purchase the Notes and any pari passu Debt in the manner described in clause (4) below, or (iv) to repurchase, acquire, redeem, defease, discharge or retire in any manner any Debt, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor, or
       (C) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire assets that are being used or to be used in a Permitted Business, provided that a binding commitment entered into not later than such 360th day shall extend the period for such acquisition or investment for an additional 180 days after the end of such 360-day period so long as the Company or the applicable Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within such 180 day period and, in the event such commitment is cancelled or terminated or for any reason such Net Cash Proceeds are not so applied within such period, then such Net Cash Proceeds shall constitute Excess Proceeds on the date of such cancellation or termination, or such 180th day, as applicable;
provided that pending the final application of any such Net Cash Proceeds in accordance with clauses (A), (B) or (C) above, the Company and its Restricted Subsidiaries may temporarily reduce Debt or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.
     (4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 360 days after the receipt of any Net Cash Proceeds from such Asset Sale (or such later date as permitted in paragraph (a)(3)(C) of this Section 4.13) constitute “Excess Proceeds”. Excess Proceeds of less than $10.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $10.0 million, the Company must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to (the “purchase amount”)
       (A) accumulated Excess Proceeds, multiplied by

       (B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the Indenture.
     Section 4.14. Limitation on Transactions with Shareholders and Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or of any Restricted Subsidiary involving aggregate payments or consideration in excess of $5.0 million (each such person, a “Related Person” and, each such transaction, a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.
     (b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $25.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution delivered to the trustee.
     (c) The foregoing paragraphs do not apply to any of the following transactions:
     (1) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;
     (2) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company;
     (3) any Restricted Payment permitted to be paid pursuant to Section 4.07 or any Permitted Payment or Permitted Investment;
     (4) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan,

program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (b) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (c) the payment of reasonable fees to directors of the Company or any of its Restricted Subsidiaries (as determined in good faith by the Company or such Subsidiary) or (d) to the extent permitted by law, loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses Incurred in the ordinary course of business, or (y) in the ordinary course of business and (in the case of this clause (y)) not exceeding $10.0 million in the aggregate outstanding at any time;
     (5) transactions pursuant to any contract, agreement or instrument in effect on the date of the Indenture, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of the Indenture;
     (6) the consummation of the transactions contemplated by the Spin-Off, including the payment of fees in connection therewith, and the performance of obligations under the Spin-Off Agreements as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect in the agreement being amended, modified or replaced;
     (7) transactions with Persons solely in their capacity as holders of a minority of any class of Debt or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of such class of Debt or Capital Stock of the Company or such Restricted Subsidiary generally;
     (8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services in the ordinary course of business and consistent with past business practices and approved by the Board of Directors;
     (9) sales of Capital Stock (other than Disqualified Stock) of the Company or any capital contribution to the Company;

     (10) any transaction with any Person who is not a Related Party immediately before the consummation of such transaction that becomes a Related Party as a result of such transaction;
     (11) transactions in which the Company obtains a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view;
     (12) the granting or performance of registration rights under a customary registration rights agreement; or
     (13) any transaction with a Securitization Vehicle as part of a Securitization Financing permitted under the Indenture.
     Section 1.01. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.
     (1) Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary (other than a Restricted Subsidiary that is contemporaneously being designated as an Unrestricted Subsidiary) or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary (except to the extent permitted by the Indenture); and
     (2) At the time of designation, the designation would be permitted under Section 4.07.
     (3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07.
     (4) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.14.
     (5) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Section 4.06 and Section 4.07.
     Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

     (b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which at any time fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).
     (2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.
     (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,
     (1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;
     (2) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time;
     (3) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;
     (4) it is released at that time from its Note Guaranty, if any; and
     (5) it will cease to be subject to the provisions of the Indenture as a Restricted Subsidiary.
     (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,
     (1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.13;
     (2) Investments therein previously charged under Section 4.07 will be credited thereunder;
     (3) it may be required to issue a Note Guaranty of the Notes pursuant to Section 4.11; and
     (4) it will thenceforward be subject to the provisions of the Indenture as a Restricted Subsidiary.

     (e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.
     Section 4.16. Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and Noteholders within the time periods (including any extension periods under Rule 12b-25 of the Exchange Act) specified in those sections with
     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;
     provided, however, that the reports set forth in clauses (1) and (2) above shall not be required to: (x) contain any certification required by any such form or the Sarbanes-Oxley Act of 2002, (y) include separate financial statements of any Guarantor or (z) include any exhibit.
     In addition, whether or not required by the SEC, the Company will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. If the Company had any Unrestricted Subsidiaries during the relevant period and the consolidated EBITDA of all Unrestricted Subsidiaries taken together exceeds 5% of the consolidated EBITDA of the Company and its Subsidiaries, then the Company will also provide to the Trustees and the Noteholders information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.
     (b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes, securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.
     (d) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (e) For purposes of this Section 4.16, the Company will be deemed to have furnished the all required reports and information referred to in paragraphs (a) and (b) of this Section 4.16 to the Trustee, the holders of Notes, securities analysts or prospective investors as required by this Section 4.16 if it has filed the reports referred to in paragraph (a) with the SEC via the EDGAR filing system and such reports are publicly available.
     (f) The filing requirements set forth in this Section 4.16 for the applicable period may be satisfied by the Company prior to the commencement of the exchange offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act within the time periods set forth in this Section 4.16.
     (g) Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its agreements set forth under this Section 4.16 for purposes of clause (4) of Section 6.01 and such failure shall not constitute a “Default” until 60 days after the date any report required to be provided by this Section 4.16 is due.
     Section 4.17. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate stating that the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.
     (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes actually aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.
     (c) The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.
     Section 4.18. Suspension of Certain Covenants when Notes Rated Investment Grade. (a) During any period of time that: (i) the Notes have an

     Investment Grade Rating from either Rating Agency and (ii) no Default or Event of Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries will not be subject to Section 4.06, Section 4.07, Section 4.10, Section 4.13, Section 4.14 and paragraph (3) of Section 5.01(a) (collectively, the “Suspended Covenants”).
     (b) Upon the occurrence of a Covenant Suspension Event, the amount of Net Cash Proceeds that have not been invested or applied as provided under Section 4.13 shall be set at zero as of such date (the “Suspension Date”). In the event that, on any date subsequent to any Suspension Date (the “Reversion Date”), both Rating Agencies withdraw their Investment Grade Rating or downgrade such rating to below an Investment Grade Rating, or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding the reinstatement of the Suspended Covenants, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).
     (c) On the Reversion Date all Debt Incurred during the Suspension Period will be classified as having been Incurred or issued pursuant to Section 4.06 (to the extent such Debt would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Debt Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be so permitted to be Incurred or issued pursuant to Section 4.06, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (b)(8) of Section 4.06. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though the covenant described under Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 4.07.
ARTICLE 2
Consolidation, Merger or Sale of Assets
     Section 5.01. Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets. (a) The Company will not

     (i) consolidate with or merge with or into any Person, or
     (ii) sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or
     (iii) permit any Person to merge with or into the Company unless
     (1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental Indenture all of the obligations of the Company under the Indenture and the Notes and the Registration Rights Agreement, provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;
     (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;
     (3) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting, surviving or transferee Person could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio test set forth in paragraph (a) of Section 4.06; and
     (4) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;
provided that clauses (2) and (3) do not apply (i) to the consolidation or merger, or transfer of all or substantially all the assets, of the Company with, into or to a Wholly-Owned Restricted Subsidiary or the consolidation or merger, or transfer of all or substantially all the assets, of a Wholly-Owned Restricted Subsidiary with, into or to the Company or (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company or changing its legal structure to another form of Person.
     (b) The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

     (c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released and discharged in all respects from its obligations under the Indenture and the Notes.
     Section 5.02. Consolidation, Merger or Sale of Assets by a Guarantor. (a) No Guarantor may
     (i) consolidate with or merge with or into any Person, or
     (ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or
     (iii) permit any Person to merge with or into the Guarantor unless
     (A) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or
     (B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental Indenture all of the obligations of the Guarantor under its Note Guaranty; and
    (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or
     (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture.
ARTICLE 6
Default and Remedies
     Section 6.01. Events of Default. An “Event of Default” occurs if

     (1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);
     (2) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;
     (3) the Company fails, to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.12 or Section 4.13, or the Company or any Guarantor fails to comply with Article 5;
     (4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and the default or breach continues for a period of 60 consecutive days after written notice (a “default notice”) to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;
     (5) there occurs with respect to any Debt of the Company or any of its Material Subsidiaries having an outstanding principal amount of $80.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;
     (6) one or more final judgments or orders of a court of competent jurisdiction for the payment of money are rendered against the Company or any of its Material Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $80.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;
     (7) an involuntary case or other proceeding is commenced against the Company or any Material Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (8) the Company or any of its Material Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Material Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Material Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “bankruptcy default”); or
     (9) any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty.
     Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if
     (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and
     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
     Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive (including, without limitation, waivers or consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) an existing Default or Event of Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
     Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:
     (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;
     (2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;
     (3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be Incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.
     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.
     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee for all amounts due hereunder;

     Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and
     Third: to the Company or as a court of competent jurisdiction may direct.
     The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.
     Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.
     Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.
     Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
     Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
The Trustee
     Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.
     (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct.
     Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
     (1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
     (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.
     (6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (8) The Trustee shall not be liable for any error of judgment made in good faith by an Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
     (9) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer. The Trustee may request that the Company delivery an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
     (10) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of such act.
     Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):
     (a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
     (b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
     Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the

Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.
     Section 7.05. Notice of Default. If any Default occurs and is continuing of which Trustee has received written notice, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
     Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2009, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the SEC as required by Trust Indenture Act Section 313(d).
     Section 7.07. Compensation And Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable fees and expenses of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to such compensation for its services, except any such expense, disbursement or advance as shall have been caused by its own negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided, that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof.
     (b) The Company will indemnify the Trustee, its officers, directors or employees, (collectively the “Trustee Parties”) for, and hold the Trustee Parties harmless against, any loss or liability or expense incurred by the Trustee Parties without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of the Indenture and the Trustee’s duties under the Indenture and the Notes, including the costs and expenses of defending themselves against any claim or liability and of complying with any process served upon the Trustee or any of the Trustee Parties officers in connection with the exercise or performance of any of the Trustees powers or duties under the Indenture and the Notes.
     (c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.
     (d) The payment obligations of the Company and the Guarantors pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any Bankruptcy Law. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or 6.01(8), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
     Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.
     (2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by thirty (30) days written notice to the Trustee.
     (3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.
     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).
     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.
     Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.
     Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.
ARTICLE 8
Defeasance and Discharge
     Section 8.01. Discharge of Company’s Obligations. (a) Subject to paragraph (b), the Company’s obligations under the Notes and the Indenture, and each Guarantor’s obligations under its Note Guaranty, will terminate if:

     (1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or
     (2) (A) the Notes mature within sixty days, or all of them are to be called for redemption within sixty days under arrangements satisfactory to the Trustee for giving the notice of redemption,
     (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,
     (C) no Default has occurred and is continuing on the date of the deposit,
     (D) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and
     (E) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.
     (b) After satisfying the conditions in clause (1), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee, upon request and in reliance upon the Officer’s Certificate and Opinion of Counsel reference above, will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture other than the surviving obligations.
     Section 8.02. Legal Defeasance. The Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guaranty will terminate, provided the following conditions have been satisfied:

     (1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.
     (2) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.
     (3) The Company has delivered to the Trustee
     (A) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and
     (B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.
     (4) If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.
     (5) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.
     Section 8.03. Covenant Defeasance. The Company’s obligations set forth in Sections 4.06 through 4.17, inclusive and clauses (3) and (4) of Section 5.01(a), and each Guarantor’s obligations under its Note Guaranty, will terminate, and clauses (3), (4), (5), (6) and (9) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:
     (1) The Company has complied with clauses (1), (2), (3)(B), (4) and (5) of Section 8.02; and
     (2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.
     Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.
     Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.
     Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.
     Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.
ARTICLE 9
Amendments, Supplements and Waivers
     Section 9.01. Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder
     (1) to cure or reform any ambiguity, defect, mistake, manifest error, omission or inconsistency in the Indenture or the Notes;
     (2) to comply with Article 5;
     (3) to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act or otherwise;
     (4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;
     (5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;
     (6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;
     (7) to provide for or confirm the issuance of Additional Notes;
     (8) to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company;
     (9) to provide additional rights or benefits to the Holders or to make any other change that does not materially and adversely affect the rights of any Holder; or
     (10) to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum.

     Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend or supplement the Indenture and/or the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.
     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not
     (1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,
     (2) reduce the rate of or change the Stated Maturity of any interest payment on any Note,
     (3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,
     (4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,
     (5) make any Note payable in money other than that stated in the Note,
     (6) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,
     (7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers, or
     (8) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes.
     (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

     (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or an Officer’s Certificate certifying that such consents have been obtained. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
     Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
     (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
     Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.
     Section 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
ARTICLE 10
Guaranties
     Section 10.01. The Guaranties. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured unsubordinated basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.
     Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by
     (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;
     (2) any modification or amendment of or supplement to the Indenture or any Note;
     (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;
     (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
     (5) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the

Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or
     (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.
     Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.
     Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.
     Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.
     Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
     Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States

Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.
     Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.
     Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor will terminate and be discharged and of no further force and effect and the applicable Guarantor will be automatically and unconditionally released from all its obligations thereunder:
     (1) concurrently with any direct or indirect sale or other disposition (including by way of consolidation, merger or otherwise) of the Guarantor or the sale or disposition (including by way of consolidation, merger or otherwise) of all or substantially all the assets of the Guarantor (other than to the Company or a Domestic Restricted Subsidiary) otherwise permitted by the Indenture,
     (2) upon the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary,
     (3) at any time that such Guarantor is released from all of its obligations (other than contingent indemnification obligations that may survive such release) under all of its Guaranties of all Debt of the Company under the Credit Facilities except a discharge by or as a result of payment under such guarantee (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated),
     (4) upon the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following or contemporaneously with the transfer of all of its assets to the Company or another Guarantor,
     (5) defeasance or discharge of the Notes, as provided in Article 8 or upon satisfaction and discharge of the Indenture, or

     (6) upon the prior consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.
ARTICLE 11
Miscellaneous
     Section 11.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
     Section 11.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.
     (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
     Section 11.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:
     if to the Company:
Lender Processing Services, Inc.
601 Riverside Avenue,
Jacksonville, Florida 32204
Facsimile: 904-357-1036
     if to the Trustee:
U.S. Bank National Association
Corporate Trust Services
Attention: Jack Ellerin
EX-GA-ATPT
1349 W. Peachtree Street, Suite 1050
Atlanta, GA 30309
Facsimile: 404-898-2467
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

     (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
     Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.
     Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:
     (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
     (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.
     Section 11.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

     Section 11.07. Governing Law. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 11.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another Indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such Indenture or loan or debt agreement may be used to interpret the Indenture.
     Section 11.09. Successors. All agreements of the Company or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.
     Section 11.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 11.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 11.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the indenture and in no way modify or restrict any of the terms and provisions of the indenture.
     Section 11.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

Lender Processing Services, Inc. as Issuer
By:	/s/ Jennifer Alvarado
Name: Jennifer Alvarado Title: Senior Vice President and Treasurer

U.S. Bank National Association Corporate Trust Services as Trustee
By:	/s/ Jack Ellerin
Name: Jack Ellerin Title: Vice President

A.S.A.P. Legal Publication Services, Inc.
Aptitude Solutions, Inc.
Arizona Sales and Posting, Inc.
Chase Vehicle Exchange, Inc.
DOCX, LLC
Espiel, Inc.
Fidelity National Loan Portfolio Services, Inc.
Fidelity National Agency Sales and Posting
Fidelity National Loan Portfolio Solutions, LLC
Financial Systems Integrators, Inc.
FIS Asset Management Solutions, Inc.
FIS Capital Markets, LLC
FIS Data Services, Inc.
FIS Field Services, Inc.
FIS Flood Services, L.P.
FIS Foreclosure Solutions, Inc.
FIS Tax Services, Inc. f/k/a Fidelity National
Tax Services, Inc.

FIS Valuation Solutions, LLC f/k/a Hansen Quality, LLC
FNIS Flood Group, LLC
FNIS Flood of California, LLC
FNIS Intellectual Property Holdings, Inc.
FNIS Services, Inc.
Geotrac, Inc.
Indiana Residential Nominee Services, LLC
Investment Property Exchange Services, Inc.
Lender’s Service Title Agency, Inc.
LPS IP Holding Company, LLC
LPS Management, LLC
LRT Record Services, Inc.
LSI Alabama, LLC
LSI Appraisal, LLC
LSI Maryland, Inc.
LSI Title Agency, Inc.
LSI Title Company
LSI Title Company of Oregon, LLC
LSI Title Insurance Agency of Utah, Inc.
Maine Residential Nominee Services, LLC
Massachusetts Residential Nominee Services, LLC
McDash Analytics LLC
National Residential Nominee Services Inc.
National Safe Harbor Exchanges
NewInvoice, L.L.C.
OnePointCity, L.L.C.
Residential Lending Services, Inc.
SoftPro, LLC
Strategic Property Investments, Inc.
Vermont Residential Nominee Services, LLC

as Guarantors

By:	/s/ Jennifer Alvarado
	Name:	Jennifer Alvarado
	Title:	Senior Vice President and Treasurer

EXHIBIT A
[FACE OF NOTE]
Lender Processing Services, Inc.
8.125% Senior Note Due 2016

[CUSIP] [CINS]

No.		$

     Lender Processing Services, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ________DOLLARS ($________) or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on July 1, 2016.
     Interest Rate: 8.125% per annum.
     Interest Payment Dates: January 1 and July 1, commencing January 1, 2009.
     Regular Record Dates: June 15 and December 15.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	Lender Processing Services, Inc.
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the 8.125% Senior Notes Due 2016 described in the Indenture referred to in this Note.

U.S. Bank National Association Corporate Trust Services as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]
Lender Processing Services, Inc.
8.125% Senior Note Due 2016
1.	Principal and Interest.
     The Company promises to pay the principal of this Note on July 1, 2016.
     The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 8.125% per annum (subject to adjustment as provided below).
     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 15 or December 15 immediately preceding the interest payment date) on each interest payment date, commencing January 1, 2009.
     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated July 2, 2008, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that the Exchange Offer is not completed (or, if required, the Shelf Registration Statement (as defined in the Registration Rights Agreement) is not declared effective) on or before the date that is the 210th day after the Issue Date (the “Effectiveness Deadline”), the interest rate on this Note will increase by a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provide that the rate at which such additional interest accrues may in no event exceed 1.0% per annum) until the Exchange Offer is completed or the Shelf Registration Statement is declared effective by the SEC.
     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.
     The Company will pay interest on overdue principal, premium, if any, and interest at a rate per annum that is 1% in excess of 8.125%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2.	Indentures; Note Guaranty.
     This is one of the Notes issued under an Indenture dated as of July 2, 2008 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and U.S. Bank National Association, Corporate Trust Services, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $375,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guarantied, as set forth in Article 10 of the Indenture.
3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.
4.	Registered Form; Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5.	Defaults and Remedies.
     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
6.	Amendment and Waiver.
     Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.
7.	Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
8.	Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
9.	Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
CERTIFICATES BEARING A RESTRICTED LEGEND]
     In connection with any transfer of this Note occurring prior to ___________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
     ☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.
     ☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.
or
     ☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By

To be executed by an executive officer

[5]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have all of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box: 9
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:
          $                                        .
Date:
Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:1

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1
The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Principal amount of
this Global Note
	Amount of decrease	Amount of increase	following such	Signature of
	in principal amount	in principal amount	decrease (or	authorized officer of
Date of Exchange	of this Global Note	of this Global Note	increase)	Trustee

[1]	For Global Notes